Exhibit 99.1

Norfolk Southern reports fourth quarter and full year 2024 results

Met commitments for second-half and full-year 2024 operating ratio

Productivity initiatives drive results with additional opportunity in 2025

ATLANTA, Jan. 29, 2025 – Norfolk Southern Corporation (NYSE: NSC) announced Wednesday its fourth quarter and full-year 2024 financial results. For the quarter, revenue was $3.0 billion, income from railway operations was $1.1 billion, operating ratio was 62.6%, and diluted earnings per share were $3.23. For full-year 2024, revenue was $12.1 billion, income from railway operations was $4.1 billion, operating ratio was 66.4%, and diluted earnings per share were $11.57.

After adjusting the results to exclude the impact of railway line sales, the Eastern Ohio incident, restructuring and other charges, as well as shareholder advisory costs, fourth quarter income from railway operations was $1.1 billion, the operating ratio was 64.9%, and diluted earnings per share were $3.04. Excluding the same items, as well as a deferred income tax benefit, full-year income from railway operations was $4.1 billion, operating ratio was 65.8%, and diluted earnings per share were $11.85.

For the third consecutive quarter, insurance recoveries related to the Eastern Ohio incident exceeded incremental costs.

“We closed 2024 with another quarter of solid performance, building on the success of Q3. Our network is running fast; our terminals are more efficient; and service metrics are steady. Our customers are noticing and rewarding us with more business,” said President and CEO Mark George. “I applaud all the employees of Norfolk Southern for what we are achieving together. We are seeing momentum in all areas from consistently prioritizing safety, productivity, and operational excellence. We are well-positioned to build on our success and drive long-term value for all our stakeholders.”

Norfolk Southern Corporation | 1

Fourth Quarter Summary

•	Railway operating revenues of $3.0 billion, down $49 million, or 2%, compared to the fourth quarter 2023.

o	Excluding the impact of lower fuel surcharge revenue, railway operating revenues were $2.8 billion, up $60 million, or 2%, on volume growth of 3% compared to the fourth quarter of 2023.

•	Income from railway operations was $1.1 billion, an increase of $323 million, or 40%, compared to fourth quarter 2023.

o

Adjusting for the impact of railway line sales, restructuring and other charges, and the Eastern Ohio incident, income from railway operations was $1.1 billion, up $104 million, or 11%, compared to adjusted fourth quarter 2023.

•	Operating ratio in the quarter was 62.6% compared to 73.7% in fourth quarter 2023.

o	On an adjusted basis, the operating ratio for the quarter was 64.9%. This represents 390 basis points of improvement from adjusted fourth quarter 2023 which was 68.8%.

•	Diluted earnings per share were $3.23, an increase of 39% compared to fourth quarter 2023.

o

Adjusting for the impact of railway line sales, restructuring and other charges, the Eastern Ohio incident, and shareholder advisory costs, diluted earnings per share were $3.04, up $0.21, or 7%, compared to adjusted fourth quarter 2023.

Full Year Summary

•	Railway operating revenues of $12.1 billion, down $33 million, compared to full year 2023.

o	Excluding the impact of lower fuel surcharge revenue, railway operating revenues were $11.2 billion, up $228 million, or 2%, on volume growth of 5% compared to the full year 2023.

•	Income from railway operations was $4.1 billion, an increase of $1.2 billion, or 43%, compared to full year 2023.

o

Adjusting for the impact of railway line sales, restructuring and other charges, and the Eastern Ohio incident, income from railway operations was $4.1 billion, up $179 million, or 5%, compared to adjusted 2023.

•	Operating ratio in 2024 was 66.4%, an improvement of 1,010 basis points, compared to 76.5% in 2023.

o	On an adjusted basis, the operating ratio for 2024 was 65.8%. This represents 160 basis points of improvement from adjusted 2023 which was 67.4%.

•	Diluted earnings per share were $11.57, an increase of 44% compared to 2023.

o

Adjusting for the impact of railway line sales, restructuring and other charges, the Eastern Ohio incident, shareholder advisory costs, and a deferred tax adjustment, diluted earnings per share were $11.85, up $0.11, or 1%, compared to adjusted 2023.

Norfolk Southern Corporation | 2

###

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Investor Relations

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: (i) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (ii) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) the nature and extent of the Company’s environmental remediation obligations with respect to the Eastern Ohio incident; (vi) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and (vii) a significant cybersecurity incident or other disruption to our technology infrastructure. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Norfolk Southern Corporation | 3

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including revenues less fuel surcharges, adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our fourth quarter and full year 2024 non-GAAP financial results exclude the effects of certain expenses related to the impact of railway line sales, the Eastern Ohio incident, restructuring and other charges, shareholder advisory costs, and a deferred tax adjustment. The following table adjusts our fourth quarter and full year 2024 GAAP financial results to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results.

Norfolk Southern Corporation | 4

($ in millions, except per share amounts)	Fourth Quarter 2024
Railway operating revenues	$3,024
Less: fuel surcharge revenues	(205)

Railway operating revenues less fuel surcharge revenues	$2,819

Income from railway operations	$1,131
Effect of railway line sales	(53)
Effect of Eastern Ohio incident	(43)
Effect of restructuring and other charges	27

Adjusted income from railway operations	$1,062

Operating ratio	62.6%
Effect of railway line sales	1.8%
Effect of Eastern Ohio incident	1.4%
Effect of restructuring and other charges	(0.9%)

Adjusted operating ratio	64.9%

Diluted earnings per share	$3.23
Effect of railway line sales	(0.17)
Effect of Eastern Ohio incident	(0.14)
Effect of restructuring and other charges	0.09
Effect of shareholder advisory costs	0.03

Adjusted diluted earnings per share	$3.04

Norfolk Southern Corporation | 5

($ in millions, except per share amounts)	Full Year 2024
Railway operating revenues	$12,123
Less: fuel surcharge revenues	(962)

Railway operating revenues less fuel surcharge revenues	$11,161

Income from railway operations	$4,071
Effect of railway line sales	(433)
Effect of Eastern Ohio incident	325
Effect of restructuring and other charges	183

Adjusted income from railway operations	$4,146

Operating ratio	66.4%
Effect of railway line sales	3.6%
Effect of Eastern Ohio incident	(2.7%)
Effect of restructuring and other charges	(1.5%)

Adjusted operating ratio	65.8%

Diluted earnings per share	$11.57
Effect of railway line sales	(1.44)
Effect of favorable deferred tax benefit	(0.12)
Effect of Eastern Ohio incident	1.09
Effect of restructuring and other charges	0.55
Effect of shareholder advisory costs	0.20

Adjusted diluted earnings per share	$11.85

Norfolk Southern Corporation | 6